Exhibit 99.1

Contacts:
James E. Braun, Executive Vice President and Chief Financial Officer
MRC Global Inc.
Jim.Braun@mrcglobal.com
832-308-2845

FOR IMMEDIATE RELEASE	Monica Schafer, Vice President Investor Relations
MRC Global Inc.
Monica.Schafer@mrcglobal.com
832-308-2847

MRC GLOBAL INC. ANNOUNCES THIRD QUARTER 2013 EARNINGS

RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – SEPTEMBER 11, 2013 – MRC Global Inc. (NYSE:MRC) announced today that it will release its third quarter 2013 results on Thursday, October 31, 2013 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, November 1, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Third Quarter 2013 Earnings Conference Call

When:	Friday, November 1, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone – By dialing 480-629-9692 and asking for the MRC Global call at least 10 minutes prior to the start time, or Live over the Internet – By logging onto the web at the address below

Where:	http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through November 15, 2013 and may be accessed by dialing (303) 590-3030 and using pass code 4639997#. Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information on MRC can be found on our website at www.mrcglobal.com.

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